UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 3, 2003

Commission File Number 0-10294

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

(Exact name of Company as specified in its charter)

California	95-3276269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2131 Faraday Avenue
Carlsbad, California	92008-7297
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code (760) 931-4000
Company’s home page http://www.ilts.com

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 16

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective October 3, 2003, Grant Thornton LLP (“Grant Thornton”) resigned as the independent auditors that audit and report on the financial statements of the Company.

During the past two fiscal years, and the subsequent interim period preceding Grant Thornton’s resignation, the Company had no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in its reports.

Grant Thornton’s reports on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton’s report did include an explanatory paragraph regarding Customer concentration of accounts receivable for the year ended April 30, 2003.

Additionally, the Company recently received comments from Grant Thornton with respect to the Company’s control environment surrounding the application of certain accounting principles. Although, Grant Thornton issued an unqualified audit opinion on the financial statements for the year ended April 30, 2003, nevertheless, it is Grant Thornton’s view that there is a material weakness in the Company’s control environment. In August 2003, Grant Thornton advised the audit committee that it had identified certain deficiencies in the Company’s ability to reliably interpret customer contracts and the related effects of possibly different applications of the professional literature governing revenue recognition. Furthermore, Grant Thornton identified deficiencies related to the Company’s ability to independently record and disclose current and deferred tax liabilities. Without accepting or rejecting Grant Thornton’s conclusions, the Audit Committee will carefully review the matter to determine what corrective measures, if any, are warranted.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(16)	Letter from Grant Thornton LLP addressed to the SEC regarding its concurrence with the statements made by the Company in Item 4 of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Registrant)

By	/s/ M. Mark Michalko

M. Mark Michalko
President and Acting Chief Financial Officer

Date: October 10, 2003